Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2026, with respect to the consolidated financial statements of Motorsport Games Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York
April 30, 2026

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